Exhibit 99.1

Apple Reports Fourth Quarter Results

Revenue Increases 37 Percent Year-Over-Year

iPod Shipments Top 2 million

CUPERTINO, California—October 13, 2004—Apple® today announced financial results for its fiscal 2004 fourth quarter ended September 25, 2004. For the quarter, the Company posted a net profit of $106 million, or $.26 per diluted share. These results compare to a net profit of $44 million, or $.12 per diluted share, in the year-ago quarter. Revenue for the quarter was $2.35 billion, up 37 percent from the year-ago quarter. Gross margin was 27.0 percent, up from 26.6 percent in the year-ago quarter. International sales accounted for 37 percent of the quarter’s revenue.

The quarter’s results include an after-tax restructuring charge of $4 million. Excluding this charge, the Company’s net profit for the quarter would have been $110 million, or $.27 per diluted share.

Apple shipped 836,000 Macintosh® units and 2,016,000 iPods during the quarter, representing a 6 percent increase in CPU units and a 500 percent increase in iPods over the year-ago quarter.

“We are thrilled to report our highest fourth quarter revenue in nine years,” said Steve Jobs, Apple’s CEO. “We shipped over 2 million iPods, our Retail store revenue grew 95 percent year-over-year, and the new iMac G5 has received phenomenal reviews and is off to a great start.”

“We’re pleased to report 37 percent revenue growth for the quarter and operating margin above 5 percent,” said Peter Oppenheimer, Apple’s CFO. “Looking ahead to the first quarter of fiscal 2005, we expect revenue of between $2.8 and $2.9 billion, operating margin above 7 percent and earnings per diluted share of $.39 to $.42.”

For the year, the Company reported net income of $276 million on revenue of $8.28 billion compared to net income of $69 million on revenue of $6.21 billion in 2003.

Non-GAAP Measures

The Company believes that presentation of results excluding items such as restructuring charges and investment gains provides meaningful supplemental information to both management and investors that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company includes a full income statement reconciliation of these non-GAAP measures to provide a more complete view of their effect on results.

Apple will provide live streaming of its Q4 2004 financial results conference call utilizing QuickTime™, Apple’s standards-based technology for live and on-demand audio and video streaming. The live webcast will begin at 2:00 p.m. PDT on Wednesday, October 13, 2004 at http://www.apple.com/quicktime/qtv/earningsq404/ and will also be available for replay. The QuickTime player is available free for Macintosh and Windows users at www.apple.com/quicktime.

This press release contains forward-looking statements about the Company’s estimated revenue and earnings for the first quarter of fiscal 2005. These statements involve risks and uncertainties and actual results may differ. Potential risks and uncertainties include continued competitive pressures in the marketplace; the effect competitive and economic factors and the Company’s reaction to them may have on consumer and business buying decisions with respect to the Company’s products; the ability of the Company to make timely delivery of new programs, products and successful technological innovations to the marketplace; the continued availability of certain components and services essential to the Company’s business currently obtained by the Company from sole or limited sources, including the timely resolution of manufacturing issues associated with the G5 microprocessors used in many of the Company’s Macintosh systems; possible disruption in commercial activities caused by terrorist activity and armed conflict, such as changes in logistics and security arrangements, and reduced end-user purchases relative to expectations; possible disruption in commercial activity as a result of major health concerns including epidemics; risks associated with the Company’s retail initiative including significant investment cost, uncertain consumer acceptance and potential impact on existing reseller relationships; the effect that the Company’s dependency on manufacturing and logistics services provided by third-parties may have on the quality, quantity or cost of products manufactured or services rendered; the Company’s reliance on the availability of third-party music content, and the ability of the Company to successfully evolve its operating system and attract sufficient Macintosh developers. More information on potential factors that could affect the Company’s financial results is included from time to time in the Company’s public reports filed with the SEC, including the Company’s Forms 10-Q for the quarters ended December 27, 2003, March 27, 2004 and June 26, 2004; and the

Company’s Form 10-K for the 2004 fiscal year to be filed with the SEC. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Apple ignited the personal computer revolution in the 1970s with the Apple II and reinvented the personal computer in the 1980s with the Macintosh. Today, Apple continues to lead the industry in innovation with its award-winning desktop and notebook computers, OS X operating system, and iLife and professional applications. Apple is also spearheading the digital music revolution with its iPod portable music players and iTunes online music store.

Press Contact:

Steve Dowling

(408) 974-1896

dowling@apple.com

Investor Relations Contacts:

Nancy Paxton

(408) 974-5420

paxton1@apple.com

Joan Hoover

(408) 974-4570

hoover1@apple.com

NOTE TO EDITORS: For additional information visit Apple’s PR website (www.apple.com/pr/), or call Apple’s Media Helpline at (408) 974-2042.

© 2004 Apple. All rights reserved. Apple, the Apple logo, Macintosh, Mac, Mac OS,  QuickTime, iPod and iMac are either registered trademarks or trademarks of Apple. Other company and product names may be trademarks of their respective owners.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except share amounts)

	September 25, 2004	September 27, 2003

ASSETS:
Current assets:
Cash and cash equivalents	$2,969	$3,396
Short-term investments	2,495	1,170
Accounts receivable, less allowances of $47 and $49, respectively	774	766
Inventories	101	56
Deferred tax assets	231	190
Other current assets	485	309
Total current assets	7,055	5,887
Property, plant, and equipment, net	707	669
Goodwill	80	85
Acquired intangible assets	17	24
Other assets	191	150
Total assets	$8,050	$6,815

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$1,451	$1,154
Accrued expenses	1,229	899
Current debt	—	304
Total current liabilities	2,680	2,357
Deferred tax liabilities and other non-current liabilities	294	235
Total liabilities	2,974	2,592

Commitments and contingencies

Shareholders’ equity:
Common stock, no par value; 900,000,000 shares authorized; 391,443,617 and 366,726,584 shares issued and outstanding, respectively	2,514	1,926
Deferred stock compensation	(93)	(62)
Retained earnings	2,670	2,394
Accumulated other comprehensive income (loss)	(15)	(35)
Total shareholders’ equity	5,076	4,223
Total liabilities and shareholders’ equity	$8,050	$6,815

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except share and per share amounts)

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	September 25, 2004	September 27, 2003	September 25, 2004	September 27, 2003

Net sales	$2,350	$1,715	$8,279	$6,207
Cost of sales	1,716	1,259	6,020	4,499
Gross margin	634	456	2,259	1,708

Operating expenses:
Research and development	122	111	489	471
Selling, general, and administrative	379	314	1,421	1,212
Restructuring costs	5	—	23	26
Total operating expenses	506	425	1,933	1,709

Operating income (loss)	128	31	326	(1)

Other income and expense:
Gain on sales of non-current investments	—	8	4	10
Interest and other income, net	19	16	53	83
Total other income and expense	19	24	57	93

Income before provision for income taxes	147	55	383	92
Provision for income taxes	41	14	107	24

Income before accounting change	106	41	276	68

Cumulative effect of accounting change, net	—	3	—	1

Net income	$106	$44	$276	$69

Earnings per common share before accounting change:
Basic	$0.28	$0.11	$0.74	$0.19
Diluted	$0.26	$0.11	$0.71	$0.19

Earnings per common share:
Basic	$0.28	$0.12	$0.74	$0.19
Diluted	$0.26	$0.12	$0.71	$0.19

Shares used in computing earnings per share (in thousands):
Basic	383,463	362,191	371,590	360,631
Diluted	402,906	370,733	387,311	363,466

UNAUDITED NON-GAAP CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In millions, except share and per share amounts)

THREE MONTHS ENDED SEPTEMBER 25, 2004

	As Reported	Non-GAAP Adjustments		Non-GAAP

Net sales	$2,350			$2,350
Cost of sales	1,716			1,716
Gross margin	634			634

Operating expenses:
Research and development	122			122
Selling, general, and administrative	379			379
Restructuring costs	5	(5	)(a)	—
Total operating expenses	506	(5)		501

Operating income	128	5		133

Other income and expense:
Interest and other income, net	19			19
Total other income and expense	19			19

Income before provision for income taxes	147	5		152
Provision for income taxes	41	1	(b)	42

Net income	$106	$4		$110

Earnings per common share:
Basic	$0.28			$0.29
Diluted	$0.26			$0.27

Shares used in computing earnings per share (in thousands):
Basic	383,463			383,463
Diluted	402,906			402,906

Notes:

(a)  Pre-tax restructuring costs

(b)  Tax impact of restructuring costs

UNAUDITED NON-GAAP CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In millions, except share and per share amounts)

TWELVE MONTHS ENDED SEPTEMBER 25, 2004

	As Reported	Non-GAAP Adjustments		Non-GAAP

Net sales	$8,279			$8,279
Cost of sales	6,020			6,020
Gross margin	2,259			2,259

Operating expenses:
Research and development	489			489
Selling, general, and administrative	1,421			1,421
Restructuring costs	23	(23	)(a)	—
Total operating expenses	1,933	(23)		1,910

Operating income	326	23		349

Other income and expense:
Gain on sales of non-current investments	4	(4	)(b)	—
Interest and other income, net	53			53
Total other income and expense	57	(4)		53

Income before provision for income taxes	383	19		402
Provision for income taxes	107	5	(c)	112

Net income	$276	$14		$290

Earnings per common share:
Basic	$0.74			$0.78
Diluted	$0.71			$0.75

Shares used in computing earnings per share (in thousands):
Basic	371,590			371,590
Diluted	387,311			387,311

Notes:

(a)  Pre-tax restructuring costs

(b)  Pre-tax gain on sales of non-current investments

(c)   Tax impact of restructuring costs and gain on sales of non-current investments